UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    April 15, 2015

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Main Street, Conway, AR	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2015 the Board of Directors of Inuvo, Inc., upon recommendation by the Compensation Committee of the Board, adopted the 2015 Management Incentive Program. The program established a cash incentive pool which may be awarded to executive officers and our employees, including our Chief Executive Officer Richard K. Howe, based our achieving certain revenue and net income levels as determined by our 2015 financial results. The program provides that the total incentive pool which may be available for distribution will be divided between our executive officers (75% in the aggregate) and other employees (25% in the aggregate), subject to their continued employment with our company. The percentage of pool participation by each of our individual executive officers is fixed by the program and the amount of individual awards to our employees, other than our executive officers, will be determined by Mr. Howe.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: April 16, 2015	By: /s/ Wallace Ruiz
Wallace Ruiz, Chief Financial Officer

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